Exhibit 10.1

Executive Copy

AMENDMENT TO FUTURESACCESSSM ADVISORY AGREEMENT

This amendment is made as of June 2, 2015 (the “Amendment”) among ML BLUETREND FUTURESACCESSSM LLC, a Delaware limited liability company (the “Fund”), MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC, a Delaware limited liability company (the “Manager”) and SYSTEMATICA INVESTMENTS LIMITED, a Jersey limited company (the “Trading Advisor”) (the Fund, the Manager and the Trading Advisor are jointly referred to as the “Parties”).  Capitalized terms not otherwise defined herein have those meanings set forth in the Agreement (as defined below).

WHEREAS, the Fund, the Manager and BlueCrest Capital Management LLP entered into an Amended and Restated Advisory Agreement dated as of January 25, 2010, as amended by the amendment dated as of May 3, 2011 (together, including subsequent novations and/or amendments as set out below, the “Agreement”);

WHEREAS, Systematic Momentum FuturesAccessSM Ltd., formerly ML Systematic Momentum FuturesAccessSM Ltd., dissolved as of December 31, 2012;

WHEREAS, ML Trend-Following Futures Fund Ltd. dissolved as of December 31, 2013;

WHEREAS, the Fund, the Manager, BlueCrest Capital Management LLP and BlueCrest Capital Management Limited entered into a Novation and Amendment Agreement dated as of July 31, 2014 whereby BlueCrest Capital Management Limited replaced BlueCrest Capital Management LLP as a party to the Agreement;

WHEREAS, the Fund, the Manager, BlueCrest Capital Management Limited and the Trading Advisor entered into a Novation and Amendment Agreement dated as of January 1, 2015 whereby the Trading Advisor replaced BlueCrest Capital Management Limited as a party to the Agreement;

WHEREAS, the Fund, the Manager and the Trading Advisor entered into an Amendment Agreement dated as of January 30, 2015 to amend fees paid by the Fund to the Trading Advisor pursuant to the Agreement;

WHEREAS, the Manager and Man Principal Strategies Corp. (“Man”) entered into an Asset Purchase Agreement dated as of December 8, 2014 whereby Man agreed to purchase, among other assets, the rights of the Manager and its affiliates under certain agreements relating to the management of Systematic Momentum FuturesAccessSM LLC (formerly ML Systematic Momentum FuturesAccessSM LLC, “Systematic Momentum”);

WHEREAS, the purchase of the Manager’s rights in respect of Systematic Momentum became effective as of May 1, 2015 (the “Effective Date”); and

WHEREAS, as of the Effective Date, Systematic Momentum no longer invests in the Fund.

NOW THEREFORE, the Parties agree to amend the Agreement as follows, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

Execution Copy

1.	With effect from the Effective Date, the second paragraph of the recitals shall be deleted and replaced with the following:

WHEREAS, the Manager operates the “fund of funds” ML Trend-Following Futures Fund L.P. (the “Trend-Following Fund”), which will directly or indirectly allocate and reallocate its capital among funds (“FuturesAccess Funds”) such as the Fund, which are established within the FuturesAccessSM Program;

2.	With effect from the Effective Date, Paragraph 1(f) shall be deleted and replaced with the following:

(f)                 General Assistance.

(i)
The Trading Advisor acknowledges and agrees that Merrill Lynch will be expending substantial resources in preparing the Fund and the Trend-Following Fund for marketing as well as in marketing the Units and the interests in the Trend-Following Fund.  The Trading Advisor agrees to cooperate with Merrill Lynch in doing so to the fullest extent reasonably practicable.

(ii)
In consideration of Merrill Lynch’s reliance on the Trading Advisor’s availability and ability to manage the Fund, the Trading Advisor agrees promptly to notify the Manager in the event that the Trading Advisor has any reason to believe that the Trading Advisor may not be able or willing to do so to the full extent set forth herein.

(iii)
So long as the Fund has assets of at least $250 million, the Trading Advisor agrees, subject to Section 8, not to accept other client capital or accounts if doing so could reasonably be expected to impair the Trading Advisor’s ability to manage the Fund as contemplated by the Memorandum.

(iv)
The Trading Advisor acknowledges that the Manager is registered as an “investment adviser” with the SEC and that the Trend-Following Fund is an “investment advisory client” of the Manager and agrees to take such steps as the Manager may reasonably request to ensure that the Fund is operated in full compliance with the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

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Execution Copy

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned on the day and year first written above.

ML BLUETREND FUTURESACCESSSM LLC

By:	Merrill Lynch Alternative Investments LLC, Manager

By:	/s/ Jeff McGoey

Name:	Jeff McGoey

Title:	VP

MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

By:	/s/ Jeff McGoey

Name:	Jeff McGoey

Title:	VP

By:	SYSTEMATICA INVESTMENTS LIMITED acting as the general partner of SYSTEMATICA INVESTMENTS LP

By:	/s/ Paul Rouse

Name:	Paul Rouse

Title:	Chief Financial Officer